CONSULTING AGREEMENT

This consulting agreement ("Agreement") is entered into on the date written below by and between NCM Financial Inc a Texas, Corporation whose address is 2101 Cedar Springs Road, Suite 1050 Dallas, TX 75201 ("NCM") and Iota Capital Corp. a corporation whose address is 2236 Albert Hoy Street, Belize City, Belize C.A., ("Consultant").

Whereas, NCM desires to retain Consultant as an independent contractor to be available to perform marketing, business development, and consulting services for NCM. Consultant is willing to be available to perform such services, as the need arises.

In consideration of the mutual promises contained herein, NCM and Consultant agree as follows:

Availability: CONSULTANT agrees to be available to perform marketing, business development and consulting services for NCM ("Services") on an "as needed" basis, beginning September 6th, 2013 through September 6th, 2016 on a monthly basis.

Compensation: In consideration for Consultant making himself available to NCM and perform the services as provided herein, NCM agrees to pay Consultant, in marketable securities of 26,950,000 free-trading shares.

Relationship of Parties: Consultant shall perform the Services as requested by NCM, but Consultant shall determine, in his sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant shall at all times comply with applicable law. Consultant is an independent contractor, he or she is not an agent or employee of NCM, and has no authority to bind NCM by contract or otherwise. Further,

Consultant attests to NCM that any and all communication with the public will include full disclosure of Consultant’s compensation as well as the Consultants ability to sell any or all of its stock obtained through the execution of the consulting agreement, in the open market, once conditions of Rule 144 of the Securities Act of 1933, as amended have been met.

Termination: This Agreement shall commence on the date, September 6th, 2013 and shall continue until September 6th, 2016. Upon termination of this agreement for any reason, each party shall be released from all obligations and liabilities to the other or arising after the date of such termination, except that any termination shall not relieve Consultant or NCM of any liability arising from any breach of this agreement.

General:

Assignment: The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that, as NCM has contracted for Consultant's services, Consultant may not assign or delegate its obligations under this agreement either in whole or in part without the prior written consent of NCM.
Attorney's Fees: If any action at law or in equity is necessary to enforce the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

Governing Law: This agreement shall be governed by and construed in accordance with the laws of the State of Texas, as applied without reference to conflict of law principles. If any provision of this agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remained of this agreement shall continue in full force.
Complete Understanding Modification: This agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this agreement shall be effective only if in writing and signed by the parties hereto.
Notices: Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

If to the Company:

NCM Financial, Inc.

Rosewood Court

2101 Cedar Springs Road, Suite 1050

Dallas, TX 75201

If to the Consultant:

Attn: Kar Man Lau

Iota Capital Corp.

2236 Albert Hoy Street

Belize City, Belize C.A.

IN WITNESS WHEREOF, the parties hereto have signed this agreement as of the date written below.

Signature	Title	Date

/s/ Michael Noel	Chief Executive Officer and Director	November 23, 2013
Michael Noel

Signature	Title	Date

/s/ Kar Man Lau	Managing Director	November 23, 2013
Kar Man Lau